SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 5, 2003
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                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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 Alabama                              1-3164                63-0004250
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 (State or other jurisdiction   (Commission File   (IRS Employer Identification
   of incorporation)                Number)                     No.)


          600 North 18th Street, Birmingham, Alabama                35291
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           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code        (205) 257-1000
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                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5.         Other Events.
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                On February 5, 2003, Alabama Power Company (the "Company")
entered into an Underwriting Agreement covering the issue and sale by the Company of 1,250 shares of Flexible Money Market Class A Preferred Stock (Series 2000A), Cumulative, Par Value $1 Per Share (Stated Capital $100,000 Per Share) (the "Preferred Stock"). Said stock was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the shelf registration statement (Registration Nos. 333-100721, 333-100721-01, 333-100721-02 and
333-100721-03) of the Company.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
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           (c) Exhibits.

             1.1 Underwriting Agreement, dated February 5, 2003 relating to the Preferred Stock among the Company and Lehman Brothers Inc., Banc One Capital Markets, Inc., Blaylock & Partners, L.P., Morgan Keegan & Company, Inc. and Wachovia Securities, Inc. as the Underwriters.

             4.4 Amendment to Charter of the Company dated February 6, 2003, which includes resolutions of the Board of Directors of the Company establishing the preferred Stock.

             5.1      Opinion of Balch & Bingham LLP relating to the Preferred
                      Stock.

            12.1      Computation of ratio of earnings to fixed charges.

            12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements



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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 12, 2003



                                      By /s/Wayne Boston
                                        Wayne Boston
                                      Assistant Secretary